Exhibit 99.1

Dan Jedda to Join Roku as Chief Financial Officer

SAN JOSE, Calif. — March 8, 2023 — Today, Roku, Inc. (Nasdaq: ROKU) announced that Dan Jedda will join the company as Chief Financial Officer, effective May 1. He will report to Anthony Wood, Founder and CEO. Jedda will succeed current CFO Steve Loudon, who announced he was leaving Roku last year. Loudon will work closely with Jedda to ensure a smooth transition when he departs the company in August.

Since 2020, Jedda has been the Chief Financial Officer at Stitch Fix. He oversees global corporate finance, investor relations, financial planning and reporting, accounting, tax, treasury, and internal audit. Prior to Stitch Fix, Jedda worked at Amazon for 15 years, predominantly as Vice President and Chief Financial Officer for Digital Video (including Amazon Studios), Digital Music, and the Advertising and Corporate Development organizations. He also oversaw the Digital Video and Advertising Economist and Analytics team.

“As our U.S. active accounts approach half of U.S. broadband households, we are thrilled to have Dan join our executive team,” said Wood. “As we recently shared, we are committed to a path that delivers positive adjusted EBITDA next year, and Roku will benefit from Dan’s relevant experience and proven leadership as we move through our next stage of growth.”

“I am excited to join one of the most interesting, innovative, and successful companies in the industry at a pivotal time,” said Jedda. “I look forward to working with Anthony and team to help continue driving growth, building Roku’s position as the #1 TV streaming platform in the U.S., Canada, and Mexico, and focusing on profitability.”

Before his stint at Amazon, Jedda served as a Controller for Toshiba America. He also spent several years at Honeywell and ADC telecommunications in various business finance roles, including treasury and internal audit. He received a B.A. in accounting and finance from the University of St. Thomas and an MBA from the University of Minnesota.

About Roku, Inc.

Roku pioneered streaming to the TV. We connect users to the streaming content they love, enable content publishers to build and monetize large audiences, and provide advertisers with unique capabilities to engage consumers. Roku streaming players and TV-related audio devices are available in the U.S. and in select countries through direct retail sales and licensing arrangements with service operators. Roku TV™ models are available in the U.S. and in select countries through licensing arrangements with TV OEM brands. Roku Smart Home products, including cameras, video doorbells, lighting, plugs, and more are available in the U.S. Roku is headquartered in San Jose, Calif. U.S.A.

Roku is a registered trademark and Roku TV is a trademark of Roku, Inc. in the U.S. and in other countries.

This press release contains “forward-looking” statements that are based on our beliefs and assumptions and on information currently available to us on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements include but are not limited to our ability to grow our active accounts, our growth, our plans to achieve positive adjusted EBITDA for full year 2024 and our business trajectory. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Important factors that could cause our actual results to differ materially are detailed from time to time in the reports Roku, Inc. files with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022. Copies of reports filed with the SEC are posted on Roku’s website and are available from Roku without charge.

Media Contacts

Kelli Raftery

Kraftery@roku.com

Stephanie Tackach

Stackach@roku.com